THE NATIONAL SECURITY GROUP, INC.

                              661 EAST DAVIS STREET

                               ELBA, ALABAMA 36323

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 20, 2000

     Notice is hereby given of the Annual Meeting of Stockholders of The National Security Group, Inc., a Delaware corporation (the "Company"), to be held at the principal executive offices of the Company in Elba, Alabama, on Thursday, April 20, 2000 at 10:00 a.m. (Central Time) for the following purposes:

     1. To elect five (5) members to the Board of Directors, four (4) of which are to serve for three year terms, and one (1) to serve for a two year term, and until their successors are duly elected and qualified;

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only Stockholders of record at the close of business on March 20, 2000 shall be entitled to notice of and to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

                                             BY ORDER OF THE BOARD OF  DIRECTORS

                                             /s/ Bette Ham
                                             Bette Ham
                                             Secretary

Elba, Alabama
March 20, 2000

                        THE NATIONAL SECURITY GROUP, INC.

                              661 East Davis Street

                               Elba, Alabama 36323

                                 PROXY STATEMENT

     This document, which constitutes a Proxy Statement for The National Security Group, Inc., (the "Company") is being furnished to the holders of the common stock of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Central Time) on April 20, 2000 at the principal executive offices of the Company (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders will vote to elect four directors to serve for three year terms and one for a two year term, and until their successors are duly elected and qualified.

     All costs in connection with the solicitation of the enclosed proxy will be paid by the Company.

     The date of this Proxy Statement is March 20, 2000.

                                     GENERAL

     This Proxy Statement is being mailed to holders of the Company Common Stock on or about March 20, 2000, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting to be held at the Company's principal executive offices, 661 East Davis Street, Elba, Alabama 36323, on Thursday, April 20, 2000, at 10:00 a.m. (Central Time).

     At the Annual Meeting, the stockholders of the Company will elect four directors to serve for three year terms, and one for a two year term. If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted "FOR" the election of the persons nominated as directors in the proxy statement. So far as is now known, there is no business to be acted upon at the Annual Meeting other than as set forth above, and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other appropriate matters are duly brought before the Annual Meeting, the persons appointed as proxy agents will have discretion to vote or act thereon according to their own judgement. A proxy may be revoked if written notice of such revocation is received by Mrs. Bette Ham, Secretary, The National Security Group, Inc., 661 East Davis Street, Elba, Alabama 36323, at any time before the taking of the vote at the Annual Meeting.

     Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy, regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The Board of Directors has fixed the close of business on March 20, 2000, as the record date for the determination of stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. On the record date, the Company had outstanding 2,051,811 shares of Company Stock, the holders of which are entitled to one vote per share. No shares of any other class of Company stock are issued or outstanding.

     A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on the matter) generally will be treated as present for the purposes of determining a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of the nominees to the Board of Directors. With respect to this matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which brokers would hold authority, a broker non-vote will have no effect on the vote.

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of each director is three years and the terms are staggered to provide for the election of one class of directors each year. Five directors will be elected at the Annual Meeting. J. R Brunson, D. M. English, Walter Wilkerson, J. E. Brunson and W. L. Brunson, Jr. (the "Nominees") have been nominated by the Board of Directors for election, four to serve for a term of three years, and one to serve for a two year term. All of the nominees are currently serving as directors of the Company.

     The persons named in the enclosed proxy intend to vote "FOR" the election of the Nominees unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the Nominees be unable to accept nomination or election (which the Board of Directors does not expect) or should any other vacancy have occurred in the Board, it is the intention of the persons named in the enclosed proxy to vote for the election of the person or persons whom the Board of Directors recommends.

     The following tables set forth the names and certain information concerning the Nominees and each other director who will continue to serve (the "Continuing Directors") as a director of the Company after the Annual Meeting:



                                    NOMINEES

                            Positions Held                 Age at       Director
     Name                   with the Company              Dec.31,1999     Since*

J. R. Brunson ...........   Director                         71             1962
D. M. English ...........   Director                         81             1947
Walter Wilkerson ........   Director                         52             1984
J. E. Brunson ...........   President -Fire & Casualty Co.   43             1999
W. L. Brunson, Jr.** ....   President & CEO of Group Co. &
                            President -Life Co.              41             1999

** Two year term


           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

                              Continuing Directors

                         Age at              Director                 End of
Name                   Dec.31,1999            Since*                Present Term

Lewis Avinger             77                   1984                      2001
Winfield Baird            67                   1964                      2002
Carolyn Brunson           72                   1978                      2001
Fred Clark, Jr.           39                   1996                      2002
M. L. Murdock             57                   1976                      2002
Craig S. Pittman          43                   1992                      2001
James B. Saxon            65                   1982                      2001



       *In 1990 National Security Insurance Company was reorganized as a holding company system pursuant to a plan of exchange whereby The National Security Group, Inc., (the "Company"),became the holding company for National Security Insurance Company (the "Life Company"), and its prior subsidiaries, National Security Fire & Casualty Company (the "Casualty Company"), and NATSCO, Inc., ("NATSCO"). References to tenure with the Company (in the above table and in the following biographical section) include the individual's tenure with the Life Company prior to the reorganization.

                            BIOGRAPHICAL INFORMATION

       The business experience of each of the Nominees and Continuing Directors is set forth below.

Nominees

J. R. BRUNSON served as President and Chief Executive Officer of the Company from 1978 through 1999. He previously held the position of Senior Vice President. He joined the Company in 1953.

D. M. ENGLISH is a retired urban renewal administrator. He became a director of the Company upon its founding in 1947 and served as Chairman of the Board from 1987 to 1998.

WALTER WILKERSON is a certified public accountant and partner in the firm Barr, Brunson, Wilkerson & Bowden in Enterprise, Alabama.

J. E. BRUNSON has served as President of the Fire and Casualty Company since 1997. He also serves on the Board of Directors of the Casualty Company, the Life Company and Omega One.

W. L. BRUNSON, JR. is President and Chief Executive Officer and Director of the Company, effective January 1, 2000. He previously held the position of President of the Life Company He joined the Company in 1983. Mr. Brunson is also a Director of the Casualty Company, NATSCO, the Life Company and Omega One.

Continuing Directors

LEWIS AVINGER is a retired Savings and Loan executive from Montgomery, Alabama.

WINFIELD BAIRD is currently the President and a director of Investment Counselors of Alabama, Inc. of Birmingham, Alabama. He previously was a partner in J. C. Bradford & Co.

CAROLYN BRUNSON  presently serves as the Managing Partner of Brunson  Properties
(formerly  the  W.  L.  Brunson  Estate),  a  family   partnership   engaged  in
investments.

FRED D. CLARK, JR. is currently President of The Clark Company, LLC in Montgomery, Alabama, and serves as Executive Director of the Electric Cities of Alabama. He was formerly Executive Director of the Alabama Farmers Federation, President of Alabama Rural Electric Association of Cooperatives, Montgomery,
Alabama, State Director for U.S. Senator Richard Shelby, Legislative Representative for National Rural Electric Cooperative Association, and Legislative Assistant to U.S. Senator Howell Heflin.

M. L. MURDOCK, C.P.A., has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1982. Prior to that time he served as Vice President and Controller of the Company. He initially joined the Company in 1970. Mr. Murdock is also a director of the Life Company, the Fire Company, Omega One Insurance Company, Inc., and NATSCO, Inc.

CRAIG S. PITTMAN is an attorney and Managing Partner of the firm of Pittman, Pittman, Carwie, and Fuquay, Mobile, Alabama.

JAMES B. SAXON is a retired executive of Anderson Products, Square D Company, Leeds, Alabama.


                          BOARD COMMITTEES AND MEETINGS

     During the last full fiscal year the Board of Directors of the Company held five regularly scheduled and special meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during fiscal year 1999.

     Compensation Committee. The Compensation Committee, whose members have been appointed annually by the Board of Directors, is currently composed of Fred D. Clark, Jr., James B. Saxon and Walter Wilkerson. The Committee is responsible for recommending officers, the salaries of officers, directors fees and officer bonuses to the Board of Directors for full consideration. The Compensation Committee met once in fiscal year 1999.

     Audit Committee. The Audit Committee is comprised of Fred D. Clark, Jr., James B. Saxon, Craig Pittman and Walter P. Wilkerson. The principal functions of the Audit Committee include making recommendations to the Board of Directors concerning the selection of independent auditors, approval of proposed independent audit fees, review of internal, independent, and regulatory audit results, review of proposed corrective actions and results thereof with senior management, review and approval of internal audit functions and controls and obtaining assurances of regulatory compliance from independent auditors. The Audit Committee met once in fiscal year 1999.

     Nominating Committee. The Nominating Committee is comprised of James B. Saxon, Walter P. Wilkerson and Lewis Avinger. This committee is responsible for the nomination of directors. No procedure has been established by the committee for considering nominations by the stockholders. The Nominating Committee met once in fiscal year 1999.

                             DIRECTORS' REMUNERATION

     Remuneration of directors is usually adjusted annually. Directors are currently paid an annual fee of $3,300 ($4,622 for the Chairman), plus $635 per meeting attended and mileage reimbursement of $.31 per mile. In addition, directors receive $250 per year for each Board committee on which he or she serves, the total not to exceed $500.

     The Company has established an "Unfunded Plan of Deferred Compensation" which allows Directors to defer fees otherwise payable to them for attending Board meetings or serving on committees. Participating directors may, at their option, elect to have the deferred fees credited to either a cash account, which accrues interest quarterly at a prime interest rate, or to a stock account, under which such deferred amounts are treated as if they had been invested in shares of the Company's common stock. Stock accounts may only be distributed in their equivalent value in cash. All accounts under the plan are unfunded and do not represent claims against specific assets of the Company.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth information as of December 31, 1999, as to the number of shares of Company Common Stock beneficially owned' by (a) each of the Company's directors, (b) the nominees for director and (c) the directors and executive officers of the Company as a group.


                                                   SHARES OF
                                                 COMMON STOCK
                                                 BENEFICIALLY        PERCENT OF
     NAMES                                          OWNED 1         COMMON STOCK

Lewis Avinger ..........................              1,000                 .05%

Winfield Baird .........................             98,258                4.79%

Carolyn E. Brunson .....................            324,313 (2)           15.81%

J. E. Brunson ..........................              8,523 (1)             .42%

J. R. Brunson ..........................            111,355                5.43%

W. L. Brunson, Jr ......................             70,261 (3)            3.42%

Fred Clark, Jr .........................             89,086 (4)            4.34%

D. M. English ..........................             92,934                4.53%

M. L. Murdock ..........................              1,202                 .06%

Craig S. Pittman .......................             22,249                1.08%

James B. Saxon .........................             19,260                 .92%

Walter P. Wilkerson ....................              5,695                 .28%

Directors and Officers
(as a group, 13 persons
including persons named
above)                                              851,759               41.51%

Other  closely held stock
(as a group,  numbering
30  including  immediate
family members of some
directors, emeritus directors,
affiliated entities,and employee
retirement plan)                                    361,107               17.60%





     (1) For purposes of this table, an individual is considered to "beneficially own" any shares of the Company if he or she directly or indirectly has or shares (I) voting power, which includes power to vote or direct voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. All amounts include stock held in a spouse's name.

     (2) Includes stock held in Brunson Properties, a partnership (W.L. Brunson Estate), Carolyn E. Brunson and William L. Brunson, Jr., Managing Partners.

     (3) Includes 63,995 shares held by Estate of Jerry B. Brunson, W. L. Brunson, Jr. and Sara Brunson, co-executors.

     (4) Includes 88,086 shares held in Trust for Fred Clark, Sr. Estate


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The family relationships, not more remote than first cousin, which exist among the directors and nominees are as follows:

     Mrs. Carolyn Brunson is the widow of the deceased brother of J.R. Brunson, and mother of William L. Brunson, Jr., President and Chief Executive Officer of the Company, and President of the Life Company. Mr. J.R. Brunson, Mr. D. M. English and Mr. James B. Saxon are first cousins . Mr. J. R. Brunson is the father of Jack E. Brunson, President of the Casualty Company. Mr. Craig S. Pittman is the nephew of Mr. J. R. Brunson. Mr. Pittman is a partner of Pittman, Pittman , Carwie and Fuquay, Attorneys at Law, which firm provided legal services to a subsidiary of the Company during 1999. See also the discussion under the heading "Compensation Committee Interlocks and Insider Participation."

                             INDEPENDENT ACCOUNTANTS

     The firm of Dudley, Hopton-Jones, Sims & Freeman, certified public accountants, is the independent accountant for the Company and its subsidiaries and has performed the audit function for the year ending December 31, 1999. The independent accountant is appointed by the Board of Directors after receiving the recommendation of the Audit Committee. Such appointment is customarily made in July of each year. Consequently, the independent accountant for the fiscal year ending December 31, 2000 has not yet been appointed. No plans have been made for a representative of Dudley, Hopton-Jones, Sims & Freeman to be present at the Annual Meeting.

                             EXECUTIVE COMPENSATION

     The following table sets forth the remuneration paid by the Company and its subsidiaries during the fiscal year ended December 31, 1999, to each of its executive officers whose annual compensation exceeds $100,000.

-------------------------------------------------------------------------------

Name                                     Other Restricted                  All
and Principal            Base           Annual   Stock     Options LTIP   Other
Position           Year Salary   Bonus   Comp.   Award(s)   SARs  Payouts Comp.*
--------------------------------------------------------------------------------

J.R. Brunson
President & CEO    1999 $167,112    $0    0         0       0        0   $21,364
                   1998 $161,720 $11,756  0         0       0        0   $13,511
                   1997 $158,543    $0    0         0       0        0   $16,187

M.L. Murdock
Sr. Vice President 1999 $109,226    $0    0         0       0        0   $14,742
                   1998 $107,071  $7,766  0         0       0        0   $10,052
                   1997 $104,740    $0    0         0       0        0   $11,930


     *"All Other Compensation" includes the following for J. R. Brunson for the years 1999, 1998, and 1997, respectively: Contributions to the 401 (K) Retirement Plan of $11,966, $4,987 and $7,929; Dollar value of benefit for term life insurance of $2,423, $2,184 and $1,970; and Deferred Directors Fees of $6,975, $6,340 and $6,290. For Mr. Murdock, the totals for the years 1998, 1997, and 1996 are 401(K) contributions of $7,822, $3,272 and $5,237; life insurance benefit of $195, $440 and $403; and Deferred Directors Fees of $6,725, $6,340 and $6,290.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is currently composed of Fred D. Clark, Jr., James B. Saxon and Walter Wilkerson, all of whom are outside directors of the Company. The Committee is responsible for recommending officers, the salaries of officers, directors fees, and officer bonuses to the Board of Directors for full consideration. The committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. The Compensation Committee has provided the following report:

     The Committee considers the primary responsibility of the company's executive officers as being to ensure the long-term health and growth of the Company. The Company's compensation policy is relatively simple, utilizing annual base salaries and bonuses based upon Company performance. The system provides for moderate base salaries, but offers opportunities for executives and supervisors to earn incentive compensation based on Company results. The Company has not utilized stock options, rights, or other forms of long - term incentives in its compensation scheme. Section 162(m) of the Internal Revenue Code limits the Company's tax deduction for compensation paid to certain executive officers that does not qualify as "performance-based" to $1 million per executive officer. Compensation has been and will continue to be tax deductible as no executive officer will earn in excess of $ 1 million.

     Executive salary levels within the Company reflect a number of factors including the size and location of the Company, and the length of service of the executives. Bonuses are discretionary with the Board, and require as a precondition that Company results for a given year reach a threshold level of return on shareholders' equity. The threshold is determined by the Executive Committee and takes into consideration a number of factors including current financial markets and historic patterns of Company operations.

     During 1999, the only executive officers of the Company whose annual compensation exceeded $100,000 were former President J.R. Brunson (who retired effective December 31, 1999) and Sr. Vice President M.L. Murdock. Mr. Brunson's base salary in 1999 reflects a 3.3% increase over 1998. Mr. Murdock's base salary reflects a 2% increase over the previous year's base level. There were no bonuses awarded in 1999 to Mr. Brunson, Mr. Murdock, or other executive officers and supervisors due to performance thresholds not being met in 1998.

     The Company's compensation policy has basically remained unchanged for several years. The Committee is currently in the process of reviewing the policies and expects to be in a position to recommend to the Board certain modifications during the present year, consistent with the Committee's and Board of Directors' view that that the Company should place greater emphasis on incentive-based compensation for management tied to the financial and strategic performance of the Company. The Committee's objective is to more closely align the interests of management with the interests of shareholders toward a mutual goal of attaining long-term growth and profitability.

     Contributions to executive officers under the Company's 401(K) Retirement Plan are made on the same basis as are contributions to all other participants in the Plan.

     The Committee believes that the Company's salary and incentive compensation programs are competitive and appropriate for National Security.

Fred Clark, Jr.
James Saxon
Walter Wilkerson

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is currently comprised of Fred D. Clark, Jr., James B. Saxon, and Walter Wilkerson, all of whom are outside directors. The Committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 1999 Mr. Clark received director compensation of $7,800.00 Mr. Saxon received director compensation in the amount of $7,165.00, and Mr. Wilkerson's director compensation was deferred in the amount of $6,725.00.

                                EMPLOYEE BENEFITS

     401 (K) Plan
     The Company contributes an amount equal to twice the employees' salary deferral amounts, not exceeding 5% of total compensation of all eligible employees, to a Retirement Savings Plan established under ss.401(K) of the Internal Revenue Service Code of 1986 (the "Company 401 (K) Plan"). All full - time employees who have completed 1,000 hours of service on either January 1 or July 1 are eligible to participate. The Company contributions are annually allocated among the participants' plan accounts based on compensation received during the year for which contribution is made. Amounts allocated vest as scheduled in the Company 401 (K) Plan. Benefits are generally payable only upon termination, retirement, disability or death.

                               COMPANY PERFORMANCE

     The following graph shows a five year comparison of cumulative returns for the Company, the NASDAQ Stock Market Index (U.S.), the NASDAQ Insurance Stocks Index and the S & P 500. The NASDAQ Stock Market Index is being replaced by the S & P 500 for comparison purposes, the Company believing that the S & P 500 is now a more representative indicator. The cumulative total return is based on change in the year - end stock price plus reinvested dividends for each of the periods shown.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                       NASDAQ         NASDAQ
 Measurement period     NATIONAL    STOCK MARKET    INSURANCE
(Fiscal year Covered)   SECURITY    (U.S.) INDEX    STOCK INDEX   S&P 500

        1994               100.00      100.00         100.00       100.00
        1995                81.09      141.33         142.05       137.59
        1996                87.01      173.89         161.92       169.48
        1997               126.12      213.07         237.52       226.14
        1998               101.49      300.25         211.58       291.80
        1999                85.93      542.43         164.29       353.74



                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth those persons who beneficially owned, as of December 31, 1999, five percent or more of the Company Common Stock. Unless otherwise noted, each beneficial owner has sole voting and investment powers.

                                          Amount and Nature
                                           of Beneficial            Percentage
                                            Ownership of                of
Name and Address                         Company Common Stock          Class

Brunson Properties, a partnership                305,371               14.88%
(W.L. Brunson Estate)
Elba, Alabama 36323

SunTrust Bank as Trustee,                        195,234                9.52%
National Security Retirement Savings Plan,
Chattanooga, Tennessee 37402

J.R. Brunson                                     111,355                5.43%
1192 Pine Circle
Elba, Alabama 36323

                     DIRECTOR AND OFFICER SECURITIES REPORTS

     The Federal Securities laws require the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock. To the best of the Company's knowledge, all persons subject to these reporting requirements filed the required reports on a timely basis.

                             STOCKHOLDERS' PROPOSALS

     In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the Annual Stockholders' Meeting to be held in 2001, the proposal must be received by the Company at its headquarters, 661 E. Davis Street, Elba, Alabama 36323, on or before January 12, 2001. The Board of Directors will review any stockholder proposals that are filed to determine whether such proposals meet applicable criteria for inclusion in the 2001 Proxy Statement for consideration at the 2001 Annual Meeting.

                          TRANSFER AGENT AND REGISTRAR

     The Company is the  Transfer  Agent and  Registrar  for the Company  Common
Stock.


                     ANNUAL REPORTS AND FINANCIAL STATEMENT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. Additional copies of the Company's Annual Report to Stockholders, and/or a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission may be obtained by written request to the Chief Financial Officer of the Company at the address indicated above.

                                  OTHER MATTERS

     The Board of Directors of the Company does not know any other matters to be brought before the meeting. If any other matters, not now known, properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their judgement in such matters.

Date: March 20, 2000

                                               THE NATIONAL SECURITY GROUP, INC.
                                               W L. Brunson, Jr.
                                               President



                       THE NATIONAL SECURITY GROUP, INC
PROXY                 MAY 20, 2000 ANNUAL MEETING OF SHAREHOLDERS         PROXY

     The undersigned hereby appoints W.L. Brunson, Jr. and Bette Ham, or either of them, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, and in their discretion with respect to any other business properly brought before the meeting, all the shares of stock of The National Security Group, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 20, 2000 or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the Proxy will be voted "FOR" the election of all nominees for the directors and the proposals on the reverse side hereof.

                                 Signature
                                           ---------------------------
                                 Date
                                           ---------------------------
                                 Signature
                                           ---------------------------
                                 Date
                                           ---------------------------

     Please sign, date and return this proxy in the enclosed postage paid envelope. (Please sign exactly as your name appears above. If shares are held jointly, each shareholder should sign. If signing as attorney, executor, administrator, trustee, or guardian, please give full title)

1. The election as directors of the FIVE nominees listed below, four(4) of which are to serve for 3-year terms expiring in 2003, and on (1) to serve for a two year term expiring in 2002.

   --  For all nominees listed below (except as marked to the contrary below)

   --  Withhold authority to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee's name on the list below:

J.R. BRUNSON  D.M. ENGLISH  J.E. BRUNSON  WALTER P. WILKERSON W.L. BRUNSON, JR.*

2. In their discretion on such other business as may properly be brought before the meeting or any adjournment thereof.

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